CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated November 15, 1996 included in this Form 8-K/A, into Ameristar Casinos, Inc.'s previously filed Registration Statement on
Form S-8 (File No. 33-83378).




                                   ARTHUR ANDERSEN LLP

Las Vegas, Nevada
December 20, 1996